Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-189870 on Form N-1A of our report dated February 22, 2017, relating to our audits of the financial statements and financial highlights, which appear in the December 31, 2016 Annual Report to Shareholders of Global Atlantic Wilshire Dynamic Conservative Allocation Portfolio, Global Atlantic Wilshire Dynamic Moderate Allocation Portfolio, Global Atlantic Wilshire Dynamic Growth Allocation Portfolio, and Global Atlantic Wilshire Dynamic Global Allocation Portfolio, each a separate series of the Forethought Variable Insurance Trust, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Policies and Procedures for Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

April 28, 2017